Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

QCR Holdings, Inc. Announces Second Quarter Earnings and Continued COVID-19 Pandemic Response

EPS of $0.86 Driven by Record Pre-Provision/Pre-Tax Adjusted Net Income

Second Quarter 2020 Highlights

•	Net income of $13.7 million, or $0.86 per diluted share
•	Adjusted net income (non-GAAP) of $14.0 million, or $0.88 per diluted share
•	Noninterest income of $28.6 million
•	Net interest margin was stable, excluding the impact of excess liquidity
•	Record pre-provision, pre-tax adjusted net income (non-GAAP) of $36.8 million
•	Pre-provision, pre-tax adjusted ROAA (non-GAAP) of 2.54%
•	Provision expense of $19.9 million for the quarter, increasing ALLL by 33 bps to 1.47%
•	Nonperforming assets to total assets of 0.24%, improving 8 basis points from the prior quarter
•	Annualized core loan and lease growth (non-GAAP) of 8.4% for the quarter, excluding SBA Paycheck Protection Program (“PPP”) loans
•	Annualized deposit growth of 17.2% for the quarter
•	PPP loan participation of 1,655 totaling $358 million to both new and existing clients

Moline, IL, July 27, 2020 -- QCR Holdings, Inc. (NASDAQ: QCRH) (the “Company”) today announced net income of $13.7 million and diluted earnings per share (“EPS”) of $0.86 for the second quarter of 2020, compared to net income of $11.2 million and diluted EPS of $0.70 for the first quarter of 2020. Pre-provision, pre-tax adjusted net income (non-GAAP) increased $14.0 million in the second quarter, compared to the first quarter led by strong loan growth, net interest income, and record swap fee income. Provision expense increased $11.5 million in the second quarter, compared to the first quarter. This increase was due primarily to qualitative factors in response to deteriorating economic prospects as a result of the COVID-19 pandemic.

The Company reported adjusted net income (non-GAAP) of $14.0 million and adjusted diluted EPS (non-GAAP) of $0.88 for the second quarter of 2020, compared to adjusted net income (non-GAAP) of $12.4 million and adjusted diluted EPS (non-GAAP) of $0.77 for the first quarter of 2020. For the second quarter of 2019, net income and diluted EPS were $13.5 million and $0.85, respectively, and adjusted net income (non-GAAP) and adjusted diluted EPS (non-GAAP) were $14.1 million and $0.88, respectively.

	For the Quarter Ended
	June 30,	March 31,	June 30,
$ in millions (except per share data)	2020	2020	2019
Net Income	$13.7	$11.2	$13.5
Diluted EPS	$0.86	$0.70	$0.85
Adjusted Net Income (non-GAAP)	$14.0	$12.4	$14.1
Adjusted Diluted EPS (non-GAAP)	$0.88	$0.77	$0.88
Pre-Provision/Pre-Tax Adjusted Income (non-GAAP)	$36.8	$22.8	$19.3
Pre-Provision/Pre-Tax Adjusted ROAA (non-GAAP)	2.54%	1.84%	1.52%
See GAAP to non-GAAP reconciliations

“We are very pleased with our core operating performance for the second quarter,” commented Larry J. Helling, Chief Executive Officer. “We delivered record pre-provision, pre-tax adjusted net income, driven by strong loan growth, strong fee income, and careful management of noninterest expenses. In addition to successfully funding over $350 million of PPP loans to both new and existing customers, we grew our core loans by over 8% on an annualized basis. Our core deposit gathering was even stronger during the quarter with the outsized growth in deposits creating significant excess liquidity that led to compression in our net interest margin.”

Additionally, asset quality remains strong and our current credit metrics improved during the quarter. “We reduced nonperforming assets by 21%, through the sale of an OREO property,” Helling said. “While we do not currently see meaningful degradation of specific credits in our portfolio, we chose to be prudent and increased our provision for loan losses during the quarter in order to build reserves against future potential credit issues related to COVID-19.”

“QCRH continues to successfully navigate the challenges presented by the COVID-19 pandemic, including supporting impacted clients through the QCRH Loan Relief Program, enabling clients to defer payments and preserve cash and liquidity. It’s difficult to predict the ultimate impact that this Pandemic will have on our clients. However, we believe our banks are well positioned to deal with the Pandemic,” Helling said. “All of our employees are dedicated to helping our clients weather this storm, and we have seasoned credit teams at all charters experienced in dealing with significant economic downturns.”

Annualized Loan and Lease Growth of 8.4%, excluding PPP loans (non-GAAP)

During the second quarter of 2020, the Company’s total loans and leases increased by $435.6 million to a total of $4.1 billion. Included in this amount was $358.1 million of PPP loans made to both new and existing customers. Excluding the PPP loans, loan and lease growth during the quarter was 8.4% on an annualized basis (non-GAAP), reflecting healthy demand across all markets. Core deposits (excluding brokered deposits) increased $338.6 million, or 8.7% on a linked quarter basis. Brokered deposits declined by $159.3 million as the Company allowed certain higher cost brokered deposits to run off the balance sheet. Throughout the quarter, deposits grew significantly with average deposit growth of $777.9 million, or 19.7% for the quarter. The Company’s correspondent banking portfolio contributed to the majority of this outsized growth as our correspondent bank clients grew liquidity with deposit growth significantly outpacing loans. These outsized liquidity balances temporarily shifted off balance sheet at quarter-end. The percentage of wholesale funds to total assets was 8.9% as of the second quarter, which was down from 10.1% in the first quarter of 2020 as the Company’s need for wholesale funding declined due to the strong growth in core deposits. At quarter-end, the percentage of gross loans and leases to total assets was 73.9%, which was up from 70.8% in the first quarter, primarily driven by the increase in PPP loan balances.

“Despite the uncertainty caused by the COVID-19 pandemic, we delivered solid loan growth for the quarter in addition to the $358 million of PPP loans that we funded,” added Helling. “Loan production improved in both our core commercial lending business and our Specialty Finance Group. Excluding our PPP loan production, loan and lease growth for the first six months of 2020 has been 5.0% on an annualized basis, and given our current pipeline, we believe that we will be able to achieve organic loan growth of between 3% and 5% for the full year.”

Net Interest Income of $40.9 million

Net interest income for the second quarter of 2020 totaled $40.9 million, compared to $37.7 million for the first quarter of 2020 and $38.0 million for the second quarter of 2019. The increase was primarily due to growth in average interest earning assets of $791.6 million, or 17.7% on a linked quarter basis, of which $404.9 million of the increase was due to excess cash derived from the aforementioned outsized deposit growth. Partially offsetting the impact of the higher average balance of interest earning assets, was a lower reported net interest margin, due to the significant excess liquidity. Acquisition-related net accretion totaled $736 thousand (pre-tax) for the second quarter of 2020, up slightly from the first quarter of 2020 and down from $1.1 million for the second quarter of 2019. Adjusted net interest income (non-GAAP) was $41.9 million for the second quarter of 2020, compared to $38.9 million for the first quarter of 2020 and $38.7 million for the second quarter of 2019.

In the second quarter, NIM was 3.14% and, on a tax-equivalent yield basis (non-GAAP), NIM was 3.27%, a decrease of 26 basis points and 29 basis points from the first quarter of 2020, respectively. Adjusted NIM (non-GAAP), excluding acquisition-related net accretion was 3.21%, down 29 basis points from the first quarter. The decline in adjusted NIM (non-GAAP) during the quarter was entirely due to the significant excess liquidity carried for the quarter. Average excess liquidity of $404.9 million with modest negative arbitrage contributed approximately 30 basis points to the NIM dilution. Excluding the impact of excess liquidity, the Company’s NIM was stable as cost of funds declines offset pricing pressure on earning assets.

	For the Quarter Ended
	June 30,	March 31,	June 30,
	2020	2020	2019
NIM	3.14%	3.40%	3.25%
NIM (TEY)(non-GAAP)	3.27%	3.56%	3.40%
Adjusted NIM (TEY)(non-GAAP)	3.21%	3.50%	3.31%
See GAAP to non-GAAP reconciliations

“Our deposit costs decreased significantly during the quarter as we gathered core deposits and reduced our wholesale funding, allowing us to reduce our total cost of interest-bearing funds by 53 basis points. However, our average loan yields also decreased due to the sharp decline in short-term interest rates, and when combined with the significant excess liquidity that we carried during the quarter, our adjusted NIM was adversely impacted by 29 basis points,” stated Todd A. Gipple, President, Chief Operating Officer and Chief Financial Officer. “Excluding the impact of the excess liquidity, adjusted NIM would have been stable from the first quarter.”

2

Noninterest Income of $28.6 million

Noninterest income for the second quarter of 2020 totaled $28.6 million, compared to $15.2 million for the first quarter of 2020. The increase was primarily due to $19.9 million in swap fee income, up $13.1 million from the first quarter of 2020. Wealth management revenue was $3.6 million for the quarter, down from $4.0 million in the first quarter due to a full quarter of lower fair market values of the assets under management. Noninterest income increased 67.7% when compared to the second quarter of 2019.

“Continued strong production from our Specialty Finance Group and our core banks led to a record $19.9 million in swap fee income during the quarter. Swap fee income totaled $26.7 million for the first six months of 2020, putting us on track to exceed last year’s record amount,” added Mr. Gipple. “Our current expectation is that for the remainder of 2020, this fee income source will be approximately $30 to $32 million for the six month period.”

Noninterest Expenses of $33.1 million

Noninterest expense for the second quarter of 2020 totaled $33.1 million, compared to $31.4 million for the first quarter of 2020. The linked quarter increase was primarily due to increased salary and benefits expense of $2.8 million with increased bonus and commission expense in the quarter driven by the strong financial results and higher than anticipated swap fee income. This was partially offset by a $600 thousand decline in disposition costs, a $285 thousand decline in occupancy and equipment costs and a $345 thousand increase in gains and income from the operations of other real estate. In addition, the first quarter of 2020 included a goodwill impairment charge of $500 thousand.

NPAs at Historical Lows

Building Reserves for COVID-19

Nonperforming assets (“NPAs”) totaled $13.3 million, a decrease of $3.6 million from the first quarter of 2020. The decrease was primarily due to the disposition of other real estate owned. The ratio of NPAs to total assets decreased to 0.24% at June 30, 2020, compared to 0.32% at March 31, 2020, and down from 0.45% at June 30, 2019.

The Company’s provision for loan and lease losses totaled $19.9 million for the second quarter of 2020, up from $8.4 million in the prior quarter. The linked quarter increase in the provision for loan and lease losses was primarily due to increased qualitative factors in response to the COVID-19 pandemic. As of June 30, 2020, the Company’s allowance to total loans and leases was 1.47%, which was up from 1.14% at March 31, 2020, and from 1.05% at June 30, 2019. Excluding the impact of the $358 million in PPP loans, the allowance for estimated losses on loans and leases to total loans and leases was 1.61% (non-GAAP).

In accordance with GAAP for acquisition accounting, loans acquired through past acquisitions were recorded at market value; therefore, there was no allowance associated with the acquired loans at the acquisition date. Management continues to evaluate the allowance needed on the acquired loans factoring in the net remaining discount of $5.5 million at June 30, 2020.

Strong Capital Levels

As of June 30, 2020, the Company’s total risk-based capital ratio was 13.74%, the common equity tier 1 ratio was 10.28%, and the tangible common equity to tangible assets ratio was 8.48% (non-GAAP). By comparison, these respective ratios were 13.54%, 10.31% and 8.76% as of March 31, 2020. The decline in the tangible common equity to tangible assets ratio was primarily the result of asset growth associated with the increase in PPP loans during the quarter. Excluding the impact of the PPP loans, the tangible common equity to tangible assets ratio was 9.03% (non-GAAP).

Focus on Three Strategic Long-Term Initiatives

As part of the Company’s ongoing efforts to grow earnings and drive attractive long-term returns for shareholders, it continues to operate under three key strategic long-term initiatives:

•	Organic loan and lease growth of 9% per year, funded by core deposits;
•	Grow fee-based income by at least 6% per year; and
•	Limit our annual operating expense growth to 5% per year.

It should be noted that these initiatives are long-term targets. Due to the impact of the COVID-19 pandemic, the Company may not be able to achieve these goals for the full year 2020.

Supplemental Presentation and Where to Find It

In addition to this press release, the Company has included a supplemental presentation that provides further information regarding the Company’s loan exposures and deferrals. Investors, analysts and other interested persons may find this presentation on the Securities and Exchange Commission’s EDGAR filing system at www.sec.gov/edgar.shtml, or on the Company’s website at www.qcrh.com.

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Conference Call Details

The Company will host an earnings call/webcast tomorrow, July 28, 2020, at 10:00 a.m. Central Time. Dial-in information for the call is toll-free: 888-346-9286 (international 412-317-5253). Participants should request to join the QCR Holdings, Inc. call. The event will be available for replay through August 11, 2020. The replay access information is 877-344-7529 (international 412-317-0088); access code 10145663. A webcast of the teleconference can be accessed at the Company’s News and Events page at www.qcrh.com. An archived version of the webcast will be available at the same location shortly after the live event has ended.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company serving the Quad Cities, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Springfield communities through its wholly-owned subsidiary banks. The banks provide full-service commercial and consumer banking and trust and wealth management services. Quad City Bank & Trust Company, based in Bettendorf, Iowa, commenced operations in 1994, Cedar Rapids Bank & Trust Company, based in Cedar Rapids, Iowa, commenced operations in 2001, Community State Bank, based in Ankeny, Iowa, was acquired by the Company in 2016, and Springfield First Community Bank, based in Springfield, Missouri, was acquired by the Company in 2018. Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company. Quad City Bank & Trust Company engages in commercial leasing through its wholly-owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin, and also provides correspondent banking services. The Company has 25 locations in Illinois, Iowa, Wisconsin and Missouri. As of June 30, 2020, the Company had approximately $5.6 billion in assets, $4.1 billion in loans and $4.3 billion in deposits. For additional information, please visit the Company’s website at www.qcrh.com.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local, state, national and international economies (including the impact of the 2020 presidential election and the impact of tariffs, a U.S. withdrawal from or significant renegotiation of trade agreements, trade wars and other changes in trade regulations); (ii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iii) changes in accounting policies and practices (including the new current expected credit loss (CECL) impairment standards, that will change how the Company estimates credit losses when implemented); (iv) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of LIBOR phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (ix) the loss of key executives or employees; (x) changes in consumer spending; and (xi) unexpected outcomes of existing or new litigation involving the Company. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

Contacts:

Todd A. Gipple

President

Chief Operating Officer

Chief Financial Officer

(309) 743-7745

tgipple@qcrh.com

Kim K. Garrett

Vice President

Corporate Communications

Investor Relations Manager

(319) 743-7006

kgarret@qcrh.com

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QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

						Held for Sale	Held for Sale	Held for Sale	Held for Sale
	As of					As of	As of	As of	As of
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2019	2019	2019	2020	2020	2019	2019
	(dollars in thousands)
CONDENSED BALANCE SHEET
Cash and due from banks	$88,577	$169,827	$76,254	$91,671	$87,919	$-	$-	$-	$11,031
Federal funds sold and interest-bearing deposits	142,900	206,708	157,691	197,263	205,497	-	-	-	2,415
Securities	748,883	684,571	611,341	555,409	643,803	-	-	-	66,009
Net loans/leases	4,079,432	3,662,435	3,654,204	3,574,154	3,869,415	-	-	-	362,011
Intangibles	13,872	14,421	14,970	15,529	16,089	-	-	-	-
Goodwill	74,248	74,248	74,748	77,748	77,748	-	-	-	-
Derivatives	225,164	195,973	87,827	104,388	65,922	-	-	-	-
Other assets	220,920	213,134	220,049	210,673	228,459	10,765	10,758	11,966	24,081
Assets held for sale	10,765	10,758	11,966	465,547	-	-	-	-	-
Total assets	$5,604,761	$5,232,075	$4,909,050	$5,292,382	$5,194,852	$10,765	$10,758	$11,966	$465,547

Total deposits	$4,349,775	$4,170,478	$3,911,051	$3,802,241	$4,322,510	$-	$-	$-	$451,546
Total borrowings	376,250	244,399	278,955	320,457	230,953	-	-	-	16,157
Derivatives	233,589	203,744	88,436	109,242	69,556	-	-	-	-
Other liabilities	87,539	71,185	90,254	70,169	67,533	1,588	3,130	5,003	2,827
Liabilities held for sale	1,588	3,130	5,003	470,530	-	-	-	-	-
Total stockholders' equity	556,020	539,139	535,351	519,743	504,300	-	-	-	-
Total liabilities and stockholders' equity	$5,604,761	$5,232,075	$4,909,050	$5,292,382	$5,194,852	$1,588	$3,130	$5,003	$470,530

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans	$1,850,110	$1,484,979	$1,507,825	$1,469,978	$1,548,657
Commercial real estate loans	1,869,162	1,783,086	1,736,396	1,687,922	1,837,473
Direct financing leases	79,105	83,324	87,869	92,307	101,180
Residential real estate loans	241,069	237,742	239,904	245,667	293,479
Installment and other consumer loans	99,150	106,728	109,352	106,540	120,947
Deferred loan/lease origination costs, net of fees	1,663	8,809	8,859	7,856	8,783
Total loans/leases	$4,140,259	$3,704,668	$3,690,205	$3,610,270	$3,910,519
Less allowance for estimated losses on loans/leases	60,827	42,233	36,001	36,116	41,104
Net loans/leases	$4,079,432	$3,662,435	$3,654,204	$3,574,154	$3,869,415

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$17,472	$19,457	$20,078	$21,268	$35,762
Municipal securities	526,192	493,664	447,853	391,329	440,853
Residential mortgage-backed and related securities	145,672	122,853	120,587	123,880	159,228
Asset backed securities	39,797	28,499	16,887	10,957	-
Other securities	19,750	20,098	5,936	7,975	7,960
Total securities	$748,883	$684,571	$611,341	$555,409	$643,803

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$1,177,482	$829,782	$777,224	$782,232	$795,951
Interest-bearing demand deposits	2,488,755	2,440,907	2,407,502	2,245,557	2,505,956
Time deposits	560,982	617,979	571,343	536,352	733,135
Brokered deposits	122,556	281,810	154,982	238,100	287,468
Total deposits	$4,349,775	$4,170,478	$3,911,051	$3,802,241	$4,322,510

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$90,000	$55,000	$50,000	$60,000	$46,433
Overnight FHLB advances (1)	55,000	40,000	109,300	135,800	59,300
FRB borrowings	100,000	30,000	-	-	-
Other short-term borrowings	24,818	13,067	13,423	18,526	19,191
Subordinated notes	68,516	68,455	68,394	68,334	68,274
Junior subordinated debentures	37,916	37,877	37,838	37,797	37,755
Total borrowings	$376,250	$244,399	$278,955	$320,457	$230,953

(1) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 0.37%.

5

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$48,650	$48,982	$52,977	$56,817	$54,181
Interest expense	7,702	11,284	13,058	16,098	16,168
Net interest income	40,948	37,698	39,919	40,719	38,013
Provision for loan/lease losses	19,915	8,367	979	2,012	1,941
Net interest income after provision for loan/lease losses	$21,033	$29,331	$38,940	$38,707	$36,072

Trust department fees	$2,227	$2,312	$2,365	$2,340	$2,361
Investment advisory and management fees	1,399	1,727	1,589	1,782	1,888
Deposit service fees	1,286	1,477	1,787	1,813	1,658
Gain on sales of residential real estate loans	1,196	652	823	890	489
Gain on sales of government guaranteed portions of loans	-	-	159	519	39
Swap fee income	19,927	6,804	7,409	9,797	7,891
Securities gains (losses), net	65	-	26	(3)	(52)
Earnings on bank-owned life insurance	612	329	533	489	412
Debit card fees	775	758	766	886	914
Correspondent banking fees	198	215	194	189	172
Gain on sale of assets and liabilities of subsidiary	-	-	12,286	-	-
Other	941	922	1,868	1,204	1,293
Total noninterest income	$28,626	$15,196	$29,805	$19,906	$17,065

Salaries and employee benefits	$21,304	$18,519	$24,220	$24,215	$22,749
Occupancy and equipment expense	3,748	4,032	4,019	3,860	3,533
Professional and data processing fees	3,646	3,369	3,570	4,030	3,031
Post-acquisition compensation, transition and integration costs	70	151	1,855	884	708
Disposition costs	(83)	517	3,325	-	-
FDIC insurance, other insurance and regulatory fees	908	683	523	542	926
Loan/lease expense	339	228	349	221	312
Net cost of (income from) and gains/losses on operations of other real estate	(332)	13	232	2,078	1,182
Advertising and marketing	552	682	1,670	1,056	1,037
Bank service charges	501	504	516	502	508
Losses on debt extinguishment, net	429	147	288	148	-
Correspondent banking expense	212	216	216	209	206
Intangibles amortization	548	549	560	560	615
Goodwill impairment	-	500	3,000	-	-
Other	1,280	1,305	1,951	1,640	1,753
Total noninterest expense	$33,122	$31,415	$46,294	$39,945	$36,560

Net income before income taxes	$16,537	$13,112	$22,451	$18,668	$16,577
Federal and state income tax expense	2,798	1,884	6,560	3,573	3,073
Net income	$13,739	$11,228	$15,891	$15,095	$13,504

Basic EPS	$0.87	$0.71	$1.01	$0.96	$0.86
Diluted EPS	$0.86	$0.70	$0.99	$0.94	$0.85

Weighted average common shares outstanding	15,747,056	15,796,796	15,772,703	15,739,430	15,714,588
Weighted average common and common equivalent shares outstanding	15,895,336	16,011,456	16,033,043	15,976,742	15,938,377

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2020	2019
	(dollars in thousands, except per share data)
INCOME STATEMENT
Interest income	$97,632	$106,283
Interest expense	18,986	31,362
Net interest income	78,646	74,921
Provision for loan/lease losses	28,282	4,075
Net interest income after provision for loan/lease losses	$50,364	$70,846

Trust department fees	4,539	$4,854
Investment advisory and management fees	3,126	3,624
Deposit service fees	2,763	3,212
Gain on sales of residential real estate loans	1,848	858
Gain on sales of government guaranteed portions of loans	-	70
Swap fee income	26,731	11,089
Securities losses, net	65	(52)
Earnings on bank-owned life insurance	941	952
Debit card fees	1,533	1,706
Correspondent banking fees	413	388
Other	1,863	2,357
Total noninterest income	$43,822	$29,058

Salaries and employee benefits	39,823	$43,628
Occupancy and equipment expense	7,780	7,227
Professional and data processing fees	7,015	5,781
Post-acquisition compensation, transition and integration costs	221	842
Disposition costs	434	-
FDIC insurance, other insurance and regulatory fees	1,591	1,890
Loan/lease expense	567	526
Net cost of operation of other real estate	(319)	1,480
Advertising and marketing	1,234	1,822
Bank service charges	1,005	991
Losses on debt extinguishment, net	576	-
Correspondent banking expense	428	410
Intangibles amortization	1,097	1,147
Goodwill impairment	500	-
Other	2,585	3,251
Total noninterest expense	$64,537	$68,995

Net income before taxes	$29,649	$30,909
Income tax expense	4,682	4,487
Net income	$24,967	$26,422

Basic EPS	$1.58	$1.68
Diluted EPS	$1.56	$1.66

Weighted average common shares outstanding	15,771,926	15,703,967
Weighted average common and common equivalent shares outstanding	15,956,958	15,930,659

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of and for the Quarter Ended					For the Six Months Ended
	June30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2020	2020	2019	2019	2019	2020	2019
	(dollars in thousands, except per share data)
COMMON SHARE DATA
Common shares outstanding	15,790,611	15,773,736	15,828,098	15,790,462	15,772,939
Book value per common share (1)	$35.21	$34.18	$33.82	$32.91	$31.97
Tangible book value per common share (2)	$29.63	$28.56	$28.15	$27.01	$26.02
Closing stock price	$31.18	$27.07	$43.86	$37.98	$34.87
Market capitalization	$492,351	$426,995	$694,220	$599,722	$550,002
Market price / book value	88.55%	79.20%	129.69%	115.40%	109.06%
Market price / tangible book value	105.23%	94.79%	155.76%	140.61%	134.00%
Earnings per common share (basic) LTM (3)	$3.55	$3.54	$3.65	$3.49	$3.10
Price earnings ratio LTM (3)	8.78 x	7.65 x	12.02 x	10.88 x	11.25 x
TCE / TA (4)	8.48%	8.76%	9.25%	8.20%	8.05%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$539,139	$535,351	$519,743	$504,300	$488,407
Net income	13,739	11,228	15,891	15,095	13,504
Other comprehensive income (loss), net of tax	3,622	(3,691)	(683)	543	2,243
Common stock cash dividends declared	(945)	(942)	(947)	(944)	(942)
Proceeds from issuance of 9,400 shares of common stock as a result of the performance based targets met for Bates Companies	-	-	399	-	-
Repurchase and cancellation of 100,932 shares of common stock as a result of a share repurchase program	-	(3,780)
Other (5)	465	973	948	749	1,088
Ending balance	$556,020	$539,139	$535,351	$519,743	$504,300

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	13.74%	13.54%	13.33%	12.22%	12.04%
Tier 1 risk-based capital ratio	11.11%	11.16%	11.04%	9.94%	9.76%
Tier 1 leverage capital ratio	8.91%	10.19%	9.53%	9.02%	8.96%
Common equity tier 1 ratio	10.28%	10.31%	10.18%	9.12%	8.93%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	0.95%	0.91%	1.23%	1.16%	1.06%	0.93%	1.05%
Return on average total equity (annualized)	10.29%	8.23%	11.93%	11.70%	10.84%	9.30%	10.78%
Net interest margin	3.14%	3.40%	3.36%	3.37%	3.25%	3.26%	3.25%
Net interest margin (TEY) (Non-GAAP)(7)	3.27%	3.56%	3.51%	3.52%	3.40%	3.40%	3.40%
Efficiency ratio (Non-GAAP) (8)	47.61%	59.39%	66.40%	65.89%	66.38%	52.70%	66.35%
Gross loans and leases / total assets (10)	74.01%	70.95%	75.36%	74.80%	75.28%	74.01%	75.28%
Gross loans and leases / total deposits (10)	95.18%	88.83%	94.35%	94.95%	90.47%	95.18%	90.47%
Effective tax rate	16.92%	14.37%	29.22%	19.14%	18.54%	15.79%	14.52%
Full-time equivalent employees (9)	712	703	697	766	773	712	773

AVERAGE BALANCES
Assets	$5,800,164	$4,948,311	$5,147,754	$5,217,763	$5,077,900	$5,374,224	$5,023,201
Loans/leases	3,999,523	3,686,410	3,868,435	3,962,464	3,839,674	3,842,967	3,799,645
Deposits	4,732,626	3,954,707	4,227,572	4,302,995	4,271,391	4,343,653	4,191,130
Total stockholders' equity	534,095	545,678	532,756	516,195	498,263	536,775	490,343

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TCA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Includes mostly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) Decrease from June 30, 2019 and September 30, 2019 due to sale of subsidiary Rockford Bank & Trust.
(10) Excludes assets held for sale as of September 30, 2019, Deccember 31, 2019, March 31, 2020 and June 30, 2020.

8

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN (4)

	For the Quarter Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Fed funds sold	$865	$1	0.46%	$5,324	$18	1.36%	$9,690	$56	2.32%
Interest-bearing deposits at financial institutions	533,483	135	0.10%	128,612	361	1.13%	182,651	1,168	2.56%
Securities (1)	697,559	6,536	3.77%	619,307	6,080	3.95%	644,999	6,062	3.77%
Restricted investment securities	21,234	288	5.46%	21,365	258	4.86%	21,007	290	5.54%
Loans (1)	3,999,522	43,417	4.37%	3,686,410	44,056	4.81%	3,839,674	48,413	5.06%
Total earning assets (1)	$5,252,663	$50,377	3.86%	$4,461,018	$50,773	4.58%	$4,698,021	$55,989	4.78%

Interest-bearing deposits	$2,840,860	$2,429	0.34%	$2,379,635	$5,328	0.90%	$2,461,768	$8,271	1.35%
Time deposits	809,233	3,337	1.66%	785,135	3,879	1.99%	1,013,391	5,554	2.20%
Short-term borrowings	25,064	22	0.35%	19,315	64	1.33%	16,145	81	2.01%
Federal Home Loan Bank advances	95,616	347	1.46%	111,407	449	1.62%	76,154	601	3.17%
Other borrowings	-	-	0.00%	-	-	0.00%	10,550	92	3.50%
Subordinated debentures	68,480	994	5.84%	68,418	994	5.84%	68,239	993	5.84%
Junior subordinated debentures	37,891	572	6.07%	37,853	571	6.07%	37,731	576	6.12%
Total interest-bearing liabilities	$3,877,144	$7,701	0.80%	$3,401,763	$11,285	1.33%	$3,683,978	$16,168	1.76%

Net interest income / spread (1)		$42,676	3.06%		$39,488	3.24%		$39,821	3.02%
Net interest margin (2)			3.14%			3.40%			3.25%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.27%			3.56%			3.40%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.21%			3.50%			3.31%

	For the Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost
	(dollars in thousands)
Fed funds sold	$3,095	$18	1.17%	$12,713	$150	2.38%
Interest-bearing deposits at financial institutions	331,048	495	0.30%	169,057	2,091	2.49%
Securities (1)	658,433	12,616	3.85%	652,727	12,158	3.76%
Restricted investment securities	21,300	546	5.15%	21,146	598	5.70%
Loans (1)	3,842,966	87,474	4.58%	3,799,645	94,795	5.03%
Total earning assets (1)	$4,856,842	$101,149	4.19%	$4,655,288	$109,792	4.76%

Interest-bearing deposits	$2,610,248	$7,756	0.60%	$2,374,939	$15,445	1.31%
Time deposits	797,184	7,216	1.82%	1,012,925	10,859	2.16%
Short-term borrowings	22,190	86	0.78%	15,261	152	2.01%
Federal Home Loan Bank advances	103,512	796	1.55%	111,755	1,662	3.00%
Other borrowings	-	-	0.00%	27,126	539	4.01%
Subordinated debentures	68,449	1,988	5.84%	53,438	1,557	5.88%
Junior subordinated debentures	37,872	1,144	6.07%	37,709	1,148	6.14%
Total interest-bearing liabilities	$3,639,455	$18,986	1.05%	$3,633,153	$31,362	1.74%

Net interest income / spread (1)		$82,163	3.14%		$78,430	3.02%
Net interest margin (2)			3.26%			3.25%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.40%			3.40%
Adjusted net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.35%			3.30%

(1)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(2)	See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3)	TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
	(dollars in thousands, except per share data)
ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$42,233	$36,001	$36,116	$41,104	$41,164
Reclassification of allowance related to held for sale loans	-	-	-	(6,122)	-
Provision charged to expense (2)	19,915	8,367	979	1,584	1,941
Loans/leases charged off	(1,450)	(2,335)	(1,182)	(741)	(2,152)
Recoveries on loans/leases previously charged off	129	200	88	291	151
Ending balance	$60,827	$42,233	$36,001	$36,116	$41,104

NONPERFORMING ASSETS
Nonaccrual loans/leases	$12,099	$11,628	$7,902	$8,231	$13,148
Accruing loans/leases past due 90 days or more	99	1,419	33	-	58
Troubled debt restructures - accruing	920	545	979	763	1,313
Total nonperforming loans/leases	13,118	13,592	8,914	8,994	14,519
Other real estate owned	157	3,298	4,129	4,248	8,637
Other repossessed assets	25	45	41	-	-
Total nonperforming assets	$13,300	$16,935	$13,084	$13,242	$23,156

ASSET QUALITY RATIOS
Nonperforming assets / total assets (3)	0.24%	0.32%	0.27%	0.27%	0.45%
Allowance / total loans/leases (1)	1.47%	1.14%	0.98%	1.00%	1.05%
Allowance / nonperforming loans/leases (1)	463.69%	310.72%	403.87%	401.56%	283.10%
Net charge-offs as a % of average loans/leases	0.03%	0.06%	0.03%	0.01%	0.05%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value which eliminates the allowance and impacts these ratios.
(2) Excludes provision related to loans included in assets held for sale of $428 thousand for the quarter ending September 30, 2019.
(3) Excludes assets held for sale.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	For the Quarter Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
SELECT FINANCIAL DATA - SUBSIDIARIES	2020	2020	2019	2020	2019
	(dollars in thousands)
TOTAL ASSETS

Quad City Bank and Trust (1)	$1,984,245	$1,914,785	$1,637,115
m2 Lease Funds, LLC	241,114	237,198	234,072
Cedar Rapids Bank and Trust	2,021,043	1,719,773	1,527,521
Community State Bank - Ankeny	903,648	863,903	806,704
Springfield First Community Bank	745,474	708,736	671,644

TOTAL DEPOSITS

Quad City Bank and Trust (1)	$1,707,970	$1,678,889	$1,434,467
Cedar Rapids Bank and Trust	1,351,784	1,247,989	1,283,151
Community State Bank - Ankeny	778,499	743,645	705,777
Springfield First Community Bank	564,710	524,420	471,340

TOTAL LOANS & LEASES

Quad City Bank and Trust (1)	$1,485,971	$1,338,915	$1,273,400
m2 Lease Funds, LLC	239,351	235,144	230,676
Cedar Rapids Bank and Trust	1,380,672	1,159,453	1,100,823
Community State Bank - Ankeny	671,772	634,253	597,486
Springfield First Community Bank	601,843	572,046	515,566

TOTAL LOANS & LEASES / TOTAL DEPOSITS

Quad City Bank and Trust (1)	87%	80%	89%
Cedar Rapids Bank and Trust	102%	93%	86%
Community State Bank - Ankeny	86%	85%	85%
Springfield First Community Bank	107%	109%	109%

TOTAL LOANS & LEASES / TOTAL ASSETS

Quad City Bank and Trust (1)	75%	70%	78%
Cedar Rapids Bank and Trust	68%	67%	72%
Community State Bank - Ankeny	74%	73%	74%
Springfield First Community Bank	81%	81%	77%

ALLOWANCE AS A PERCENTAGE OF LOANS/LEASES

Quad City Bank and Trust (1)	1.51%	1.17%	1.06%
m2 Lease Funds, LLC	1.99%	1.50%	1.38%

Cedar Rapids Bank and Trust (2)	1.62%	1.35%	1.19%
Community State Bank - Ankeny (2)	1.56%	1.21%	1.09%
Springfield First Community Bank (2)	0.94%	0.56%	0.37%

RETURN ON AVERAGE ASSETS

Quad City Bank and Trust (1)	0.68%	1.33%	1.22%	0.95%	1.20%
Cedar Rapids Bank and Trust	2.36%	1.60%	1.95%	2.01%	1.75%
Community State Bank - Ankeny	0.25%	0.50%	1.17%	0.37%	1.12%
Springfield First Community Bank	1.04%	1.29%	1.37%	1.16%	1.24%

NET INTEREST MARGIN PERCENTAGE (3)

Quad City Bank and Trust (1)	2.88%	3.68%	3.29%	3.22%	3.26%
Cedar Rapids Bank and Trust (5)	3.37%	3.43%	3.41%	3.40%	3.41%
Community State Bank - Ankeny (4)	3.77%	3.91%	4.08%	3.84%	4.06%
Springfield First Community Bank (6)	3.88%	3.83%	4.10%	3.85%	4.08%

ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
INTEREST MARGIN, NET

Cedar Rapids Bank and Trust	$62	$49	$71	$111	$215
Community State Bank - Ankeny	72	64	76	$136	134
Springfield First Community Bank	641	552	971	$1,193	1,881
QCR Holdings, Inc. (7)	(39)	(40)	(42)	$(79)	(85)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminates the allowance and impacts this ratio.
(3)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21% tax rate.
(4)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.71% for the quarter ended June 30, 2020, 3.86% for the quarter ended March 31, 2020 and 4.01% for the quarter ended June 30, 2019.
(5)	Cedar Rapids Bank and Trust's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 3.35% for the quarter ended June 30, 2020, 3.42% for the quarter ended March 31, 2020 and 3.39% for the quarter ended June 30, 2019.
(6)	Springfield First Community Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest margin would have been 4.29% for the quarter ended June 30, 2020, 4.52% for the quarter ended March 31, 2020 and 3.39% for the quarter ended June 30, 2019.
(7)	Relates to the trust preferred securities acquired as part of the Guaranty Bank acquisition in 2017 and the Community National Bank acquisition in 2013.

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2020	2020	2019	2019	2019
	(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)
Stockholders' equity (GAAP)	$556,020	$539,139	$535,351	$519,743	$504,300
Less: Intangible assets	88,120	88,669	89,717	93,277	93,837
Tangible common equity (non-GAAP)	$467,900	$450,470	$445,634	$426,466	$410,463

Total assets (GAAP)	$5,604,761	$5,232,075	$4,909,050	$5,292,382	$5,194,852
Less: Intangible assets	88,120	88,669	89,717	93,277	93,837
Tangible assets (non-GAAP)	$5,516,641	$5,143,406	$4,819,333	$5,199,105	$5,101,015

Tangible common equity to tangible assets ratio (non-GAAP)	8.48%	8.76%	9.25%	8.20%	8.05%

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO EXCLUDING PPP LOANS (1)

Stockholder's equity (GAAP)	$556,020	$539,139	$535,351	$519,743	$504,300
Less: PPP loan interest income (post-tax) (2)	2,085	-	-	-	-
Less: Intangible assets	88,120	88,669	89,717	93,277	93,837
Tangible common equity, excluding PPP loan income (non-GAAP)	$465,815	$450,470	$445,634	$426,466	$410,463

Total assets (GAAP)	$5,604,761	$5,232,075	$4,909,050	$5,292,382	$5,194,852
Less: PPP loans	358,052	-	-	-	-
Less: Intangible assets	88,120	88,669	89,717	93,277	93,837
Tangible assets, excluding PPP loans (non-GAAP)	$5,158,589	$5,143,406	$4,819,333	$5,199,105	$5,101,015

Tangible common equity to tangible assets ratio, excluding PPP loans (non-GAAP)	9.03%	8.76%	9.25%	8.20%	8.05%

(1)	This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2)	PPP interest income (post-tax) is calculated using an estimated effective tax rate of 21%.

12

QCR Holdings, Inc.

Consolidated Financial Highlights

(Unaudited)

GAAP TO NON-GAAP RECONCILIATIONS	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
ADJUSTED NET INCOME (1)	2020	2020	2019	2019	2019	2020	2019
	(dollars in thousands, except per share data)
Net income (GAAP)	$13,739	$11,228	$15,891	$15,095	$13,504	$24,967	$26,422

Less non-core items (post-tax) (2):
Income:
Securities gains(losses), net	51	-	21	$(2)	$(41)	$51	$(41)
Gain on sale of assets and liabilities of subsidiary	-	-	8,539	-	-	-	-
Total non-core income (non-GAAP)	$51	$-	$8,560	$(2)	$(41)	$51	$(41)

Expense:
Losses on debt extinguishment, net	$339	$116	$228	$117	$-	$455	$-
Goodwill impairment	-	500	3,000	-	-	500	-
Disposition costs	(66)	408	2,627	-	-	343	$-
Tax expense on expected liquidation of RB&T BOLI	-	-	790	-	-	-	-
Post-acquisition compensation, transition and integration costs	55	119	1,465	698	559	175	665
Total non-core expense (non-GAAP)	$329	$1,143	$8,110	$815	$559	$1,472	$665
Adjusted net income (non-GAAP) (1)	$14,016	$12,372	$15,441	$15,912	$14,104	$26,388	$27,128

PRE-PROVISION/PRE-TAX ADJUSTED INCOME (1)
Net income (GAAP)	$13,739	$11,228	$15,891	$15,095	$13,504	$24,967	$26,422
Less: Non-core income not tax-effected	65	-	12,313	(3)	(52)	65	(52)
Plus: Non-core expense not tax-effected	416	1,315	9,258	1,032	708	1,731	842
Provision expense	19,915	8,367	979	2,012	1,941	28,282	4,075
Federal and state income tax expense	2,798	1,884	6,560	3,573	3,073	4,682	4,487
Pre-provision/pre-tax adjusted income (non-GAAP) (1)	$36,803	$22,794	$20,375	$21,714	$19,277	$59,597	$35,878

PRE-PROVISION/PRE-TAX ADJUSTED RETURN ON AVERAGE ASSETS (NON-GAAP)

Pre-provision/pre-tax adjusted income (non-GAAP)	$36,803	$22,794	$20,375	$21,714	$19,277	$59,597	$35,878

Average Assets	$5,800,164	$4,948,311	$5,147,754	$5,217,763	$5,077,900	$5,374,224	$5,023,201

Pre-provision/pre-tax adjusted return on average assets (non-GAAP)	2.54%	1.84%	1.58%	1.66%	1.52%	2.22%	1.43%

ADJUSTED EARNINGS PER COMMON SHARE (1)

Adjusted net income (non-GAAP) (from above)	$14,016	$12,372	$15,441	$15,912	$14,104	$26,388	$27,128

Weighted average common shares outstanding	15,747,056	15,796,796	15,772,703	15,739,430	15,714,588	15,771,926	15,703,967
Weighted average common and common equivalent shares outstanding	15,895,336	16,011,456	16,033,043	15,976,742	15,938,377	15,956,958	15,930,659

Adjusted earnings per common share (non-GAAP):
Basic	$0.89	$0.78	$0.98	$1.01	$0.90	$1.67	$1.73
Diluted	$0.88	$0.77	$0.96	$1.00	$0.88	$1.65	$1.70

ADJUSTED RETURN ON AVERAGE ASSETS (1)

Adjusted net income (non-GAAP) (from above)	$14,016	$12,372	$15,441	$15,912	$14,104	$26,388	$27,128

Average Assets	$5,800,164	$4,948,311	$5,147,754	$5,217,763	$5,077,900	$5,374,224	$5,023,201

Adjusted return on average assets (annualized) (non-GAAP)	0.97%	1.00%	1.20%	1.22%	1.11%	0.98%	1.08%

NET INTEREST MARGIN (TEY) (4)

Net interest income (GAAP)	$40,948	$37,698	$39,919	$40,719	$38,013	$78,646	$74,921

Plus: Tax equivalent adjustment (3)	1,728	1,790	1,783	1,763	1,808	3,517	3,509

Net interest income - tax equivalent (Non-GAAP)	$42,676	$39,488	$41,702	$42,482	$39,821	$82,163	$78,430

Less: Acquisition accounting net accretion	736	625	931	1,268	1,076	1,361	2,145

Adjusted net interest income	$41,940	$38,863	$40,771	$41,214	$38,745	$80,802	$76,285

Average earning assets	$5,252,663	$4,461,018	$4,711,310	$4,791,274	$4,698,021	$4,856,842	$4,655,288

Net interest margin (GAAP)	3.14%	3.40%	3.36%	3.37%	3.25%	3.26%	3.25%
Net interest margin (TEY) (Non-GAAP)	3.27%	3.56%	3.51%	3.52%	3.40%	3.40%	3.40%
Adjusted net interest margin (TEY) (Non-GAAP)	3.21%	3.50%	3.43%	3.41%	3.31%	3.35%	3.30%

EFFICIENCY RATIO (5)

Noninterest expense (GAAP)	$33,122	$31,415	$46,294	$39,945	$36,560	$64,537	$68,995

Net interest income (GAAP)	$40,948	$37,698	$39,919	$40,719	$38,013	$78,646	$74,921
Noninterest income (GAAP)	28,626	15,196	29,805	19,906	17,065	43,822	29,058
Total income	$69,574	$52,894	$69,724	$60,625	$55,078	$122,468	$103,979

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	47.61%	59.39%	66.40%	65.89%	66.38%	52.70%	66.35%

ALLOWANCE FOR LOAN AND LEASE LOSSES TO TOTAL LOANS AND LEASES, EXCLUDING PPP LOANS (6)

Allowance for loan and lease losses	$60,827	$42,233	$36,001	$36,116	$41,104	$60,827	$41,104
Total loans and leases	$4,140,259	$3,704,668	$3,690,205	$3,610,270	$3,910,519	$4,140,259	$3,910,519
Less: PPP loans	358,052	-	-	-	-	358,052	-
Total loans and leases, excluding PPP loans	$3,782,207	$3,704,668	$3,690,205	$3,610,270	$3,910,519	$3,782,207	$3,910,519

Allowance for loan and lease losses to total loans and leases, excluding PPP loans	1.61%	1.14%	0.98%	1.00%	1.05%	1.61%	1.05%

LOAN GROWTH ANNUALIZED, EXCLUDING PPP LOANS
Total loans and leases	$4,140,259	$3,704,668	$3,690,205	$3,610,270	$3,910,519	$4,140,259	$3,910,519
Less: PPP loans	358,052	-	-	-	-	358,052	-
Total loans and leases, excluding PPP loans	$3,782,207	$3,704,668	$3,690,205	$3,610,270	$3,910,519	$3,782,207	$3,910,519

Loan growth annualized, excluding PPP loans	8.37%	1.57%	8.86%	-30.71%	13.57%	4.99%	9.52%

(1)	Adjusted net income, Adjusted net income attributable to QCR Holdings, Inc. common stockholders, Adjusted earnings per common share and Adjusted return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(2)	Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 21% with the exception of goodwill impairment which is not deductible for tax and gain on sale of subsidiary which has an estimated effective tax rate of 30.5%.
(3)	Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 21%.
(4)	Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure. In addition, the Company calculates net interest margin without the impact of acquisition accounting net accretion as this can fluctuate and it's difficult to provide a more realistic run-rate for future periods.
(5)	Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.
(6)	Allowance for loan and lease losses to total loans and leases, excluding PPP loans is a non-GAAP measure. The Company's management utilizes this ratio to remove the from the allowance calculation the impact of PPP loans which are fully guaranteed by the federal government and for which these loans have no allowance for loan and lease loss allocation.

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